SECURITIES EXCHANGE COMMISSION

WASHINGTON, D.C. 20552

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2002

HEARx LTD.
(Exact name of registrant as specified in its charter)

DELAWARE	0-16453	22-2748248
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification no.)

1250 Northpoint Parkway
West Palm Beach, Florida 33407
(561) 478-8770
(Address, including zip code, and telephone number
of principal executive offices)

Item 5. Other Events.

     On January 17, 2002, the Registrant issued a press release announcing that on January 14, 2002, the Registrant acquired through a private placement 4,853,932 common shares of Helix Hearing Care of America Corp., a Canadian corporation, for $2.7 million. As previously announced, HEARx and Helix have agreed to merge operations through a plan of arrangement under Canadian law.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Subscription Agreement, dated January 14, 2002, between HEARx Ltd. and Helix Hearing Care of America Corp.

99	Press release of January 17, 2002

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEARx Ltd.

DATE: January 17, 2002	By: /s/ Paul A. Brown Paul A. Brown, M.D. Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Subscription Agreement, dated January 14, 2002, between HEARx Ltd. and Helix Hearing Care of America Corp.

99	Press release of January 17, 2002